                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Central Parking Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          [CENTRAL PARKING CORP LOGO]

                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212

To Our Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Central Parking Corporation.

     As shown in the formal notice enclosed, the meeting will be held on Tuesday, February 19, 2002 at 10:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year's meeting is to elect directors, approve an increase in the shares reserved for issuance under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel, and transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation's activities for the fiscal year ended September 30, 2001, and there will be an opportunity for comments and questions from shareholders.

     Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

                                        Sincerely,

                                        /s/ MONROE J. CARELL, JR.
                                        Monroe J. Carell, Jr.
                                        Chairman of the Board

January 15, 2002

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 19, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the "Company"), will be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 19, 2002, at 10:00 a.m. (Central Standard Time) (the "Annual Meeting") for the following purposes:

     1. To elect ten directors for the term ending at the Annual Meeting of Shareholders to be held in 2003;

     2. To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares reserved for issuance under the plan by 3.5 million shares of common stock; and

     3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

     The Board of Directors has fixed the close of business on December 21, 2001 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                                          By Order of the Board of Directors

                                          /s/ HENRY J. ABBOTT
                                          Henry J. Abbott

                                          Secretary

Nashville, Tennessee
January 15, 2002

                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                          DATE AND RETURN YOUR PROXY.

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 19, 2002

                       INTRODUCTION AND VOTING PROCEDURES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Central Parking Corporation, a Tennessee corporation ("Central Parking" or the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 19, 2002, at 10:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about January 15, 2002, to holders of the common stock, par value $.01 per share, of the Company (the "Common Stock") of record at the close of business on December 21, 2001. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the meeting.

     The Board has fixed the close of business on December 21, 2001, as the record date for the meeting. Only shareholders of record at the close of business on December 21, 2001, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 35,758,091 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock present is required for the approval of the amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and any other matter submitted to a vote of the shareholders at the meeting. Under Tennessee law, abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) are treated as present and entitled to vote and therefore, will be counted in determining whether a quorum is present. However, abstentions and broker non-votes will not be counted as affirmative votes and on the approval of the amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and any other matters which require a majority vote for approval, will have the effect of a negative vote. They have no legal effect on the election of directors.

     The Annual Report to Shareholders of the Company (the "Annual Report") for the fiscal year ended September 30, 2001, is being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on December 21, 2001. In addition, the Company has provided (at Company expense) brokers, dealers, banks, voting trustees and their nominees with additional copies of the Proxy Statement and the Annual Report for distribution to beneficial owners of the Company's Common Stock as of the record date. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 (BUT WITHOUT EXHIBITS TO THE FORM 10-K) MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO RICHARD JONARDI, CORPORATE COMMUNICATIONS DEPARTMENT, 2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TENNESSEE 37212; (615) 297-4255; OR ON THE INTERNET AT RJONARDI@PARKING.COM.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL OF THE AMENDMENT TO THE 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

                                  PROPOSAL I.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Monroe J. Carell, Jr., 70.............    1979     Chairman of the Board of Directors of the Company for
                                                     more than 20 years. Mr. Carell also served as Chief
                                                     Executive Officer until April 2001. Mr. Carell has
                                                     served as a trustee of Vanderbilt University since
                                                     1991 and is a life member of the Urban Land
                                                     Institute.
William J. Vareschi, Jr., 59..........    2001     Vice Chairman and Chief Executive Officer of the
                                                     Company since April 2001. Mr. Vareschi served as
                                                     President and Chief Executive Officer of GE Engine
                                                     Services, a division of General Electric Company,
                                                     from January 1996 until his retirement in July
                                                     2000. Prior to January 1996, Mr. Vareschi served in
                                                     a number of positions of increasing responsibility
                                                     with General Electric, including Chief Financial
                                                     Officer of GE's Aircraft Engine business.
James H. Bond, 59.....................    1990     President-International Operations since October
                                                     2001. Mr. Bond has been employed by the Company
                                                     since 1971 in a variety of positions and served as
                                                     President and Chief Operating Officer until October
                                                     2001. Mr. Bond is also a member of the Urban Land
                                                     Institute and serves on the Board of Trust for the
                                                     Tennessee Repertory Theater.
William S. Benjamin (1), 37...........    1999     Mr. Benjamin is a partner in Apollo Real Estate
                                                     Advisors, a real estate investment firm. He joined
                                                     Apollo in 1995. From 1986 to 1995, Mr. Benjamin was
                                                     with the Real Estate Finance Group of Bankers Trust
                                                     New York Corp. Mr. Benjamin serves as a director of
                                                     a number of privately held real estate firms in the
                                                     United States and the United Kingdom.
Cecil Conlee, 65......................    1996     Mr. Conlee has served as Chairman and Chief Executive
                                                     Officer of CGR Advisors, which provides real estate
                                                     investment advice and portfolio management
                                                     services, since January 1990. Mr. Conlee serves on
                                                     the Board of Directors of Oxford Industries, Inc.
                                                     and Crow Holdings Industrial Trust. Mr. Conlee
                                                     serves as a trustee of Vanderbilt University. Mr.
                                                     Conlee is a past trustee of the Urban Land
                                                     Institute and The International Council of Shopping
                                                     Centers. He is a director of Central Atlanta
                                                     Progress and The Southern Center for International
                                                     Studies.

                                        DIRECTOR    POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
             NAME AND AGE                SINCE                EXPERIENCE FOR LAST FIVE YEARS
             ------------               --------   -----------------------------------------------------
Lewis Katz (2), 60....................    1998     Mr. Katz serves as Chairman of the New Jersey Nets, a
                                                     National Basketball Association franchise. He
                                                     served as the Chief Executive Officer of Kinney
                                                     System Holding Corp., a parking services company,
                                                     from November 1990 until the Company acquired
                                                     Kinney in February 1998.
Edward G. Nelson, 70..................    1993     Mr. Nelson formed Nelson Capital Corp., a merchant
                                                     banking firm, in 1985, and has served as the
                                                     President and Chairman of the Board of such firm
                                                     since its organization. Mr. Nelson serves as a
                                                     director of Advocat Inc., a long-term care facility
                                                     owner and operator; and Berlitz International,
                                                     Inc., a language services company. Mr. Nelson also
                                                     serves as a trustee of Vanderbilt University.
William C. O'Neil, Jr., 67............    1993     Mr. O'Neil served as Chairman of the Board,
                                                     President, and Chief Executive Officer of
                                                     ClinTrials Research Inc., a clinical research
                                                     organization, from October 1989 to January 1998.
                                                     Mr. O'Neil is currently a private investor. He is a
                                                     director of Advocat Inc., Sigma Aldrich Corporation
                                                     and American HealthWays, Inc.
Richard H. Sinkfield, 59..............    2000     Mr. Sinkfield is a senior partner with the law firm
                                                   of Rogers & Hardin LLP in Atlanta, Georgia. Mr.
                                                     Sinkfield served as Executive Vice President and
                                                     Chief Administrative Officer of United Auto Group,
                                                     Inc., an automobile retailer, from July 1997 to
                                                     March 1999, and as a director from 1993 to 1999. He
                                                     has served as a director of the Weyerhaeuser
                                                     Company, a paper products company, since 1993. Mr.
                                                     Sinkfield currently is a director of the
                                                     Metropolitan Atlanta Community Foundation, Inc., a
                                                     member of the Executive Board of the Atlanta Area
                                                     Council of the Boy Scouts of America and a member
                                                     of the Board of Trust of Vanderbilt University. He
                                                     is a former chairman of the Board of Atlanta Urban
                                                     League, Inc.
Julia Carell Stadler, 42..............    1999     Mrs. Stadler was employed in various capacities by
                                                     the Company from 1981 to 1986. Mrs. Stadler serves
                                                     on the Board of Directors of Vanderbilt Children's
                                                     Hospital and is a member of its Executive
                                                     Committee. She also serves on the Board of
                                                     Directors of Friends of Warner Parks and serves as
                                                     secretary of its Executive Committee. Mrs. Stadler
                                                     is the daughter of Monroe J. Carell, Jr., Chairman
                                                     of the Company.

---------------

(1) Mr. Benjamin was appointed to the Board of Directors pursuant to the terms of the agreement and plan of merger (the "Merger Agreement") by and among the Company, Central Merger Sub, Inc., Allright Holdings, Inc., Apollo Real Estate Investment Fund II, L.P. ("Apollo") and AEW Partners, L.P.,

    ("AEW"), dated as of September 21, 1998, and amended as of January 5, 1999. The Merger Agreement provides that Apollo and AEW are each entitled to designate one individual to the Company's Board of Directors. The Merger Agreement further provides that if at anytime Apollo or AEW, with their respective affiliates, individually own less than $50,000,000 worth of the Company's Common Stock, the Company shall, at the next election of the Board of Directors, have the right to decrease the number of appointees to the Board that may be made by the shareholder failing to meet such threshold from one to none. Apollo designated Mr. Benjamin to serve as its nominee. AEW's nominee, Marc Davidson, did not stand for re-election to the Board in February 2001, and AEW did not designate another nominee. According to Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission by AEW on August 1, 2001, AEW and related entities had divested all shares of Central Parking common stock held by AEW and related entities as of such date.
(2) Mr. Katz was appointed to the Board of Directors pursuant to the terms of an agreement entered into in connection with the Company's acquisition of Kinney System Holding Corp. in February 1998. Under this agreement, the Company agreed to use its best efforts to cause the Board to recommend Mr. Katz, or in the event of the disability or death of Mr. Katz, a designee, for election to the Board, for a period of three years after the date of the acquisition.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS OR HER ELECTION.

                                  PROPOSAL II.

       INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE 1995 INCENTIVE
              AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL

     Under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Key Personnel Plan"), options to purchase shares of Common Stock are available for grant (i) to directors, key employees (including officers), consultants, and advisors of the Company and its subsidiaries as an incentive to such personnel and (ii) as substitute stock options for outstanding stock options granted by companies acquired by Central Parking. The Key Personnel Plan became effective on the date of the Company's initial public offering in 1995. All thirteen executive officers (three of whom are directors) and approximately 333 key employees currently hold options granted under the Key Personnel Plan. The Key Personnel Plan originally allowed for the issuance of options to purchase up to 1,417,500 shares of Common Stock (adjusted for stock splits), in the aggregate, when taken together with the shares available for issuance under the Company's 1995 Restricted Stock Plan (the "Restricted Stock Plan"). The Key Personnel Plan was amended in March 1998 to increase the number of shares reserved for issuance under the plan to 2,317,500 and again in February 2000 to increase the number of shares reserved for issuance to 3,817,500.

     On December 11, 2001, the Company's Board of Directors approved an amendment to the Key Personnel Plan to increase the number of shares of Common Stock reserved for issuance under such plan by 3,500,000, so that the total number of shares reserved for issuance under the Key Personnel Plan and the Restricted Stock Plan would be 7,317,500. As of January 10, 2002, 4,941,881 options had been granted and were outstanding and 945,685 had been exercised under the Key Personnel Plan. As of January 10, 2002, the per share market value of the Common Stock underlying such outstanding options was $19.52 (closing sale price as of such date). The exercise prices for outstanding options granted under the plan range from $8.00 to $50.375 per share. This amendment has been recommended by the Board of Directors for approval by the Company's shareholders. The amendment will provide sufficient shares to cover exercises of recent option grants (described below) and the flexibility to award additional options in the future as an incentive in attracting and retaining key personnel. As described more fully under the Compensation Committee's Report, the Company modified its compensation policies in fiscal 2001 to correlate compensation more closely with individual performance and to align senior executives' interests more closely with the interests of the Company's shareholders. As a result, senior executives received no increases in cash compensation for fiscal 2002, but the Company increased the number of options awarded to senior executives as part of its annual program and awarded a special grant of stock options to key employees with accelerated vesting based on the achievement of price targets for the Company's Common Stock, subject to shareholder approval of this amendment. The following table reflects certain information with respect to options to acquire Central Parking Common Stock granted under the Key Personnel Plan since September 30, 2001:

                      OPTION GRANTS SINCE LAST FISCAL YEAR

                                                     NUMBER OF
                                               SECURITIES UNDERLYING
                                                    OPTIONS/SARS
                                                      GRANTED
                                               ----------------------   EXERCISE    GRANT     EXPIRATION
NAME AND POSITION                              ANNUAL(1)   SPECIAL(2)   PRICE(3)     DATE        DATE
-----------------                              ---------   ----------   --------   --------   ----------
Monroe J. Carell, Jr.........................   100,000       --         13.99      10/1/01     10/1/11
  Chairman
William J. Vareschi, Jr......................   200,000      750,000     13.99      10/1/01     10/1/11
  Vice Chairman and Chief Executive Officer
James H. Bond................................    25,000      100,000     13.99      10/1/01     10/1/11
  President -- International Operations
Emanuel J. Eads..............................    25,000      100,000     13.99      10/1/01     10/1/11
  President -- Business Development
Gregory A. Susick............................    25,000       75,000     13.99      10/1/01     10/1/11
  Senior Vice President
Jeff L. Wolfe................................    15,000       50,000     13.99      10/1/01     10/1/11
  Senior Vice President
Executive Officers as a group (13 persons)...   495,000    1,275,000     13.99      10/1/01     10/1/11
All employees (except executive officers) as
  a group (267 persons)......................   401,450      725,000     18.50     12/17/01    12/17/11

---------------

(1) Options in this column vest ratably over a four-year period from the date of grant.

(2) Options in this column are subject to accelerated vesting based on the achievement of price targets for the Company's Common Stock within specified time frames.

(3) The exercise price is the closing sale price of the Company's Common Stock on the trading day next preceding the date of grant.

     The Key Personnel Plan is administered by the Board of Directors. Subject to certain limitations, the Board of Directors has the authority to determine the recipients of stock options and the terms of options granted under the plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company. Options granted under the Key Personnel Plan generally vest ratably over a three or four-year period after the date of grant and expire on the tenth anniversary of the date of grant. The vesting of certain options may be accelerated if the Company achieves targeted earnings per share in a given year. In addition, options granted under the special stock option program described above are subject to accelerated vesting based on the achievement of price targets for the Company's common stock within specified time frames. The maximum term of any option granted pursuant to the Key Personnel Plan is ten years except that incentive options granted to persons who beneficially own ten percent or more of the Company's outstanding Common Stock will not have terms in excess of five years. Shares subject to options granted under the Key Personnel Plan which expire, terminate, or are cancelled without having been exercised in full become available again for option grants.

     The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. In the case of incentive options granted to persons who beneficially own ten percent (10%) or more of the Company's outstanding Common Stock, the exercise price must not be less than 110% of such fair market value. The exercise price of substitute stock options will be determined based on the exchange ratio of the underlying transaction. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, unrestricted shares of Common Stock or any combination thereof, at the discretion of the holder. In the event an option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the vested portion of the option for a period of 12 months following such termination unless the Board of Directors elects, in it sole discretion, to extend the exercise period. In the event the option holder is terminated as an employee for any reason other than disability, death or "cause" (as defined in the plan), the holder may exercise the vested portion of the option for a period of three months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause", the unexercised options expire immediately. In the case of a deceased employee, the incentive stock option may be exercised by the deceased optionee's legal representative to the extent the deceased optionee would have been entitled to do so at the time of death. The Key Personnel Plan permits the legal representative of any deceased employee to exercise an option for up to one year following the death of the optionee.

     Neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee. The tax treatment on the sale of Common Stock acquired upon exercise of an incentive stock option will depend on whether the holding period requirement is satisfied. The holding period is met if the disposition by the optionee occurs (i) at least two years after the date the option is granted or (ii) at least one year after the date the option is exercised, whichever is later. If the holding period is satisfied, the excess of the amount realized upon sale of the Common Stock over the price paid for these shares will be treated as long-term capital gain. If the optionee disposes of the Common Stock before the holding period is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain to the optionee. Any capital gain realized by the optionee will be a long-term capital gain if the optionee's holding period for the Common Stock at the time of disposition is more than one year, otherwise it will be short-term. Although the exercise of an incentive stock option will not result in taxable income to the optionee, the excess of the fair market value of the shares on the date of exercise over the exercise price will be included in the optionee's "alternative minimum taxable income" under Section 56 of the Internal Revenue Code of 1986, as amended (the "Code"). This inclusion might subject the optionee to, or increase his liability for, the alternative minimum tax under Section 55 of the Code.

     No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a nonqualified option under the Key Personnel Plan so long as the option does not have a readily ascertainable fair market value on the date of the grant. Generally, an option has to be traded on an established market or have a value that can otherwise be determined with reasonable accuracy to have a readily ascertainable fair market value. Upon an optionee's exercise of a nonqualified option not taxed at grant, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such risk of forfeiture (unless the optionee makes an election under Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     A copy of the amendment to the Key Personnel Plan is attached hereto as Exhibit A.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS MATTER IS REQUIRED TO APPROVE THE AMENDMENT OF THE KEY PERSONNEL PLAN. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                               EXECUTIVE OFFICERS

                                      YEAR OF            POSITIONS WITH THE COMPANY AND BUSINESS
NAME & AGE                           EMPLOYMENT            EXPERIENCE FOR THE LAST FIVE YEARS
----------                           ----------   -----------------------------------------------------
Monroe J. Carell, Jr., 70..........     1967      Chairman of the Board since 1979. Mr. Carell also
                                                    served as Chief Executive Officer until April 2001.
William J. Vareschi, Jr., 59.......     2001      Vice Chairman and Chief Executive Officer of the
                                                    Company since April 2001. Mr. Vareschi served as
                                                    President and Chief Executive Officer of GE Engine
                                                    Services, a division of General Electric Company,
                                                    from January 1996 until his retirement in July
                                                    2000. Prior to January 1996, Mr. Vareschi served in
                                                    a number of positions of increasing responsibility
                                                    with General Electric, including Chief Financial
                                                    Officer of GE's Aircraft Engine business.
James H. Bond, 59..................     1971      President - International Operations since October
                                                    2001. Mr. Bond has been employed by the Company
                                                    since 1971 in a variety of positions of increasing
                                                    responsibility and served as President and Chief
                                                    Operating Officer until October 2001.
Emanuel J. Eads, 49................     1974      President - Business Development since October 2001.
                                                    Mr. Eads has responsibility for the Company's
                                                    privatization initiative, including "on-street"
                                                    parking, national parks and airports, brand
                                                    development, national accounts and new
                                                    technologies. Mr. Eads previously served the
                                                    Company in a variety of positions of increasing
                                                    responsibility including Executive Vice President
                                                    and Senior Vice President.
Hiram A. Cox, 45...................     2001      Senior Vice President and Chief Financial Officer
                                                    since June 2001. Mr. Cox served as Senior Vice
                                                    President and Controller of Northwest Airlines
                                                    Corporation from May 2000 to June 2001. From July
                                                    1998 to January 2000, Mr. Cox was Senior Vice
                                                    President and Chief Financial Officer of Yellow
                                                    Freight System, Inc., a transportation services
                                                    company, and from January 2001 to May 2001, Senior
                                                    Vice President and Chief Financial Officer of
                                                    Yellow Corporation (parent of Yellow Freight). From
                                                    1981 to 1998, Mr. Cox held positions of increasing
                                                    responsibility at Delta Airlines including Vice
                                                    President and Corporate Controller and Managing
                                                    Director - Delta Shuttle.
Daniel H. Baldwin, 51..............     1999      Senior Vice President since March 1999. Mr. Baldwin
                                                    is responsible for the Company's operations in
                                                    portions of the Southeast, Ohio and Texas. He
                                                    served in various positions with Allright
                                                    Corporation prior to the merger of Central Parking
                                                    and Allright in March 1999, including Senior Vice
                                                    President, Director, and regional and general
                                                    manager. Mr. Baldwin joined Allright in 1972.

                                      YEAR OF            POSITIONS WITH THE COMPANY AND BUSINESS
NAME & AGE                           EMPLOYMENT            EXPERIENCE FOR THE LAST FIVE YEARS
----------                           ----------   -----------------------------------------------------
Robert Cizek, 37...................     1990      Senior Vice President since May 2000. Mr. Cizek is
                                                    responsible for leading the global marketing
                                                    activities for the Company's airport and "on-
                                                    street" segments. He served as a regional manager
                                                    for the Company from March 1995 until his
                                                    appointment as Senior Vice President. Prior to
                                                    March 1995, Mr. Cizek served as a general manager
                                                    and operations manager for the Company.
Bijan Eghtedari, 41................     1988      Senior Vice President since October 2001. Mr.
                                                    Eghtedari is responsible for the Company's
                                                    operations in Washington, D.C., Virginia, Maryland,
                                                    Georgia, South Carolina and North Carolina. Mr.
                                                    Eghtedari rejoined the Company in January 2001.
                                                    From 1988 to May 2000, he served in a variety of
                                                    positions with the Company, including Senior Vice
                                                    President.
Alan J. Kahn, 41...................     1982      Senior Vice President since April 1996. Mr. Kahn is
                                                    responsible for the Company's operations in the
                                                    Midwest, Upstate New York, and Canada (except
                                                    British Columbia). He previously served in various
                                                    other positions with the Company, including general
                                                    and regional manager.
Benjamin F. Parrish, Jr., 45.......     1998      Senior Vice President and General Counsel since
                                                    August 1998. From 1993 to 1998, Mr. Parrish served
                                                    as Senior Vice President and General Counsel of
                                                    Smith & Nephew, Inc., a medical products company.
William R. Porter, 47..............     1996      Senior Vice President - Acquisitions since November
                                                    1996. From 1991 to 1996. Mr. Porter served as
                                                    Executive Vice President - Marketing, Ace Parking,
                                                    a parking management company.
Gregory A. Susick, 42..............     1989      Senior Vice President since 1996. Mr. Susick has
                                                    responsibility for the Company's operations in the
                                                    Northeast, including New York, Boston and
                                                    Philadelphia. He previously served in various
                                                    positions with the Company, including general and
                                                    regional manager.
Jeff L. Wolfe, 42..................     1987      Senior Vice President since May 1994. Mr. Wolfe is
                                                    responsible for the Company's operations in the
                                                    Western portion of the United States and British
                                                    Columbia. He previously served in various positions
                                                    with the Company, including general and regional
                                                    manager.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of December 21, 2001, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 35,758,091 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                         BENEFICIAL                           OWNERSHIP(1)       PERCENT(1)
                         ----------                           ------------       ----------
Monroe J. Carell, Jr........................................    8,047,150(2)        22.48%
  2401 21st Avenue South, Suite 200, Nashville, Tennessee
     37212
The Carell Children's Trust (3).............................    7,099,517           19.85%
  800 Nashville City Center, 511 Union, Nashville, Tennessee
     37219
Apollo Real Estate Investment Fund II, L.P..................    3,346,627            9.36%
  c/o Apollo Real Estate Advisors II, L.P.
  Two Manhattanville Road, Purchase New York 10577
James H. Bond...............................................      360,027(4)            *
William S. Benjamin.........................................       16,346(5)            *
Cecil Conlee................................................       42,285(6)            *
Edward G. Nelson............................................       45,020(7)            *
William C. O'Neil, Jr.......................................       46,088(8)            *
Emanuel J. Eads.............................................       57,977(9)            *
Gregory A. Susick...........................................       47,049(10)           *
Lewis Katz..................................................      688,720(11)        1.92%
Richard H. Sinkfield........................................       12,168(12)           *
Julia Carell Stadler........................................    1,995,623(13)        5.58%
William J. Vareschi, Jr.....................................           --(14)           *
Jeff L. Wolfe...............................................       43,747(15)           *
Directors and executive officers as a group (20 persons)....   11,579,898(16)       31.65%

---------------

   * Indicates less than 1%.
 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
 (2) Includes options to purchase 43,443 shares of Common Stock granted pursuant to the Key Personnel Plan, 137,799 shares held by the Monroe Carell, Jr. Foundation and 775,607 shares held by the Monroe Carell, Jr. 2000 Grantor Retained Annuity Trust. Excludes 7,094,517 shares held by The Carell Children's Trust. See footnote 3.
 (3) The Carell Children's Trust is a trust created by Mr. Carell in 1987 for the benefit of his children. The trustee is Equitable Trust Company.
 (4) Includes 267,750 shares of restricted stock granted under the Company's 1995 Restricted Stock Plan in connection with Mr. Bond's Performance Agreement, 2,250 shares held by his spouse, 2,275 shares held by the Emily Bond Trust of which Mrs. Bond is trustee, 333 shares held by his daughter and options to purchase 62,667 shares of Common Stock granted pursuant to the Company's Key Personnel Plan. This amount excludes 700 shares held by the Andrew Bond Trust with respect to which Mr. Bond disclaims beneficial ownership.
 (5) Includes 160 shares of restricted stock and options to purchase 15,750 shares of Common Stock. The amount indicated excludes shares held by Apollo Real Estate Investment Fund II, L.P. ("Apollo"). Mr. Benjamin is a limited partner in Apollo with an ownership interest of approximately 1.1%. In addition, Mr. Benjamin is a partner in Apollo Real Estate Advisors II, L.P., which is a general partner of Apollo. Mr. Benjamin disclaims beneficial ownership of shares of Common Stock held by Apollo or its affiliates.
 (6) Includes 2,055 shares of restricted stock and options to purchase 33,750 shares of Common Stock.
 (7) Includes 4,500 shares held by Mr. Nelson's spouse, of which Mr. Nelson disclaims beneficial ownership, 269 shares of restricted stock and options to purchase 33,750 shares of Common Stock.
 (8) Includes 287 shares of restricted stock and options to purchase 33,750 shares of Common Stock.
 (9) Includes options to purchase 49,084 shares of Common Stock.
(10) Includes options to purchase 44,584 shares of Common Stock.
(11) Includes 668,292 shares of Common Stock owned by a partnership of which Mr. Katz is a general partner, options to purchase 20,250 shares of the Company's Common Stock and 178 shares of restricted stock.
(12) Includes options to purchase 11,250 shares of Common Stock and 287 shares of Restricted Stock.
(13) Includes options to purchase 20,250 shares of Common Stock, 287 shares of Restricted Stock, 81,630 shares held by the 1996 Carell Grandchildren's Trusts with respect to which Mrs. Stadler is a co-trustee, 20,000 shares held by the Julia Carell Stadler Foundation with respect to which Mrs. Stadler serves on the Board of Trustees and 1,873,448 shares held by various trusts of which Mrs. Stadler serves on the committee which has investment power with respect to Central Parking Common Stock held by such trusts. This amount excludes 7,094,517 shares held by The Carell Children's Trust with respect to which Mrs. Stadler is a beneficiary. See footnote 3. This amount also excludes 6,964 shares held by her spouse and trusts for the benefit of Mrs. Stadler's children of which Mrs. Stadler disclaims beneficial ownership.
(14) Excludes 1,350,000 unvested options to purchase Central Parking Common Stock. Also excludes deferred stock units held by Mr. Vareschi in the Company's Deferred Stock Unit Plan under which Mr. Vareschi is investing 50% of his cash compensation in deferred stock units.
(15) Includes options to purchase 35,584 shares of the Company's Common Stock.
(16) Includes options to purchase 559,316 shares of the Company's Common Stock and 271,273 shares of Restricted Stock.

                             EXECUTIVE COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the persons who served as Central Parking's Chief Executive Officer and the persons who were the four other most highly compensated executive officers of Central Parking during fiscal 2001 (the "Named Executive Officers") for all services rendered in all capacities to Central Parking for the fiscal years indicated.

SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION}               --------------------------
                                 -------------------------------------------                  SECURITIES
                                                                  OTHER         RESTRICTED    UNDERLYING     ALL OTHER
        NAME AND                                              ANNUAL COMPEN-      STOCK        OPTIONS/       COMPEN-
   PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)(1)    SATION($)(2)    AWARDS(S)($)   SARS(#)(3)    SATION($)(4)
   ------------------     ----   ------------   -----------   --------------   ------------   -----------   ------------
Monroe J. Carell, Jr. ... 2001     525,000        163,562             --                --       49,147        13,982(6)
  Chairman(5)             2000     500,000        204,714             --                --        8,000         5,591(7)
                          1999     500,000        170,006             --                --       10,000         6,138(8)
William J. Vareschi,
  Jr..................... 2001     294,575        199,452             --                --      400,000        41,086(10)
  Vice Chairman and
  Chief Executive
    Officer(9)
James H. Bond............ 2001     450,000        140,967             --                --       50,000         8,742
President - International 2000     425,000        290,624             --                --        8,000         7,725
  Operations              1999     425,000        240,850             --                --        8,000         8,342
Emanuel J. Eads.......... 2001     350,000        105,843             --                --       43,750         8,741
  President - Business    2000     325,000        218,702             --                --        6,000         7,723
  Development             1999     325,000        181,311             --                --        6,000         8,342
Gregory A. Susick........ 2001     455,000        352,879             --                --       43,750         7,999
  Senior Vice President   2000     429,300        518,559         11,848                --        6,000        45,786(11)
                          1999     215,000        113,373             --                          6,000        77,110(12)
Jeff L. Wolfe............ 2001     375,000         73,091             --                --       43,750         8,894
  Senior Vice President   2000     328,426        245,084             --                --        6,000         7,716
                          1999     215,000        103,513             --                --        6,000       120,336(13)

---------------

 (1) Includes amounts deferred under the Company's Profit Sharing and 401(k) Savings Plan and the Deferred Stock Unit Plan.
 (2) These amounts represent the dollar value of premium shares awarded under the Company's Deferred Stock Unit Plan.
 (3) These amounts represent the number of shares subject to options granted under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel as of September 30, 2001. No stock appreciation rights were granted under this plan.
 (4) These amounts represent contributions by the Company to the Company's Profit Sharing and 401(k) Savings Plan, except as otherwise noted.
 (5) Mr. Carell also served as Chief Executive Officer until April 2001.
 (6) Includes $4,552 in insurance premiums.
 (7) Includes $4,664 in insurance premiums.
 (8) Includes $4,187 in insurance premiums.
 (9) Mr. Vareschi was named Vice Chairman and Chief Executive Officer in April 2001. Mr. Vareschi's employment agreement provides for an annual base salary of $600,000 and an annual performance-based bonus with a target amount equal to 100% of his base salary; provided that for fiscal years 2001 and 2002, the bonus shall not be less than $400,000 per year (pro-rated for fiscal 2001).
(10) This amount represents reimbursement for relocation costs.
(11) Includes $38,070 in relocation costs.
(12) Includes $68,786 in relocation costs.
(13) Includes $112,009 in relocation costs.

OPTION GRANTS

     The following table reflects certain information with respect to options to acquire shares of Central Parking's Common Stock granted under Central Parking's Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 2001. No stock appreciation rights were granted.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL
                                          INDIVIDUAL GRANTS                            REALIZABLE
                        -----------------------------------------------------       VALUE AT ASSUMED
                                          PERCENT OF                                 ANNUAL RATES OF
                          NUMBER OF         TOTAL                                      STOCK PRICE
                          SECURITIES     OPTIONS/SARS   EXERCISE                    APPRECIATION FOR
                          UNDERLYING      GRANTED TO      BASE                       OPTION TERM(1)
                         OPTIONS/SARS    EMPLOYEES IN    PRICE     EXPIRATION   -------------------------
NAME                      GRANTED(#)     FISCAL YEAR     ($/SH)       DATE        5%($)          10%($)
----                    --------------   ------------   --------   ----------   ---------      ----------
Monroe J. Carell,
  Jr..................      49,147           3.86        19.81      10/01/10      612,370       1,551,867
William J. Vareschi,
  Jr..................     400,000          31.41        20.00      03/01/11    5,031,157      12,749,940
James H. Bond.........      50,000           3.93        19.81      10/01/10      622,999       1,578,801
Emanuel J. Eads.......      43,750           3.44        19.81      10/01/10      545,124       1,381,451
Gregory A. Susick.....      43,750           2.44        19.81      10/01/10      545,124       1,381,451
Jeff L. Wolfe.........      43,750           3.44        19.81      10/01/10      545,124       1,381,451

---------------

(1) The dollar amounts under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Central Parking Common Stock.

OPTION EXERCISES AND VALUES

     The table below provides information with respect to exercises of options by the Named Executive Officers during the fiscal year ended September 30, 2001 under Central Parking's Key Personnel Plan and the year-end value of unexercised options. Central Parking has granted no stock appreciation rights.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                        AND PERIOD-END OPTION/SAR VALUES

                                                                                        VALUE OF UNEXERCISED
                                                                NUMBER OF SECURITIES        IN-THE-MONEY
                                                               UNDERLYING UNEXERCISED     OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT           FISCAL YEAR-
                                    SHARES                       FISCAL YEAR-END(#)          END($)(1)
                                   ACQUIRED         VALUE           EXERCISABLE/            EXERCISABLE/
NAME                            ON EXERCISE(#)   REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                            --------------   -----------   ----------------------   --------------------
Monroe J. Carell, Jr..........     --              --               22,560/60,147                  0/0
William J. Vareschi, Jr.......     --              --                   0/400,000                  0/0
James H. Bond.................     --              --               39,750/62,250            107,820/0
Emanuel J. Eads...............     --              --               29,812/52,938             80,865/0
Gregory A. Susick.............     --              --               25,312/52,938             53,910/0
Jeff L. Wolfe.................     --              --               16,312/52,938                  0/0

---------------

(1) This amount represents the aggregate number of options multiplied by the difference between $13.99, the fair market value of Central Parking Common Stock at September 30, 2001 and the exercise price for each option.

EMPLOYMENT AGREEMENTS

     Central Parking has entered into employment agreements with Messrs. Carell, Vareschi, Bond, Eads, Susick and Wolfe. These employment agreements provide for base salary and annual performance-based bonus payments (see Summary Compensation Table for base salaries and amounts of bonus payments). Each employee can draw up to fifty percent (50%) of his budgeted bonus during the fiscal year subject to repayment if the amount drawn exceeds the actual bonus payout. The employment agreements generally are for a term of one year and may be terminated by either party upon 30 days' written notice except that termination for "Cause" shall be effective immediately. The agreements automatically renew for additional one-year periods unless notice is provided at least thirty days prior to year-end. Except as otherwise noted below, executive officers are entitled to severance payments equal to 125% of base salary in the event such officers are terminated by the Company without "Cause" or in the event the executive resigns for "Good Reason." "Cause" is defined as (i) the commission by the executive of an act involving theft, embezzlement, fraud or intentional mishandling of Company funds; (ii) conviction of a criminal offense which adversely affects the executive's job-related responsibilities; (iii) a violation by the executive of the non-competition and non-solicitation covenants in the agreement; or (iv) the executive's deliberate and intentional continuing refusal to substantially perform his duties and obligations, which continues beyond ten days after a written demand for substantial performance. "Good Reason" is defined as a reduction by the Company in excess of 15% of the executive's base salary or bonus potential unless the reduction in the amount of bonus potential is part of a program in which the bonus potential of at least 90% of the Company's senior executives is reduced. Except as otherwise noted below, executives are subject to a non-competition covenant for 12 months following termination of employment and non-solicitation covenants for 24 months following termination.

     Mr. Vareschi's employment agreement provides for a grant of 400,000 non-qualified options at an exercise price of $20 per share, which vest ratably over a four-year period. The agreement also provides for the grant of 200,000 deferred stock units ("DSU's") on the second anniversary of his commencement date. The DSU's vest five years following the date of grant provided, however, that the DSU's are subject to performance-accelerated vesting as follows: (i) 10% of the DSU's vest the first time the market value of the Company's Common Stock increases by at least 20% over $20 per share; (ii) an additional 40% vests the first time the market value of the Company's Common Stock increases by at least 40% over $20 per share; and (iii) an additional 50% of the DSU's vest the first time the market value of the Company's Common Stock increases by at least 70% over $20 per share. Mr. Vareschi's employment agreement provides for severance payments equal to two years of base salary in the event Mr. Vareschi's employment is terminated by the Company without "Cause" or by Mr. Vareschi for "Good Reason." In the event Mr. Vareschi's employment is terminated within two years of a change in control by the Company without "Cause" or by Mr. Vareschi for "Good Reason," Mr. Vareschi is entitled to receive two years of base salary and two years of health and welfare benefits. With regards to DSU's and stock options, any DSU's or stock options not assumed or substituted by the surviving corporation in a transaction resulting in a change in control, shall become immediately vested and, in the case of DSU's, shall be paid out immediately in stock, and in the case of options, shall be immediately exercisable. Upon termination of employment, Mr. Vareschi is prohibited from competing with Central Parking for a period of two years. In addition, for a two-year period following termination of employment, he is prohibited from entering into any leases, management agreements or similar agreements relating to any of the parking facilities managed or operated by the Company on the date of his termination.

     Mr. Carell and Central Parking are parties to a deferred compensation agreement that entitles Mr. Carell to annual payments of $500,000 for a period of ten years following his termination, for any reason other than death, in exchange for a covenant not to compete. Thereafter, Mr. Carell is entitled to annual payments of $300,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $300,000 until her death.

     Mr. Bond's employment agreement provides that in the event Mr. Bond's employment terminates due to either a "Without Cause Termination" or a "Constructive Discharge" (as such terms are defined in the agreement), Mr. Bond is entitled to receive severance payments equal to two years of base salary and bonus. "Termination for Cause" is defined as (i) executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which is directly harmful to the Company; (ii) executive's conviction of a felony or other crime involving moral turpitude; or (iii) a violation by executive of the non-competition and non-solicitation covenants in the agreement. "Constructive Discharge" is defined as termination of executive's employment due to a failing of the Company to fulfill its obligations under the agreement in any respect, including (i) any reduction in executive's base salary other than reductions not to exceed 15% applicable to all executive officers of the Company or (ii) reduction in the title and/or duties of the executive. Mr. Bond is subject to non-competition and non-solicitation covenants ranging from 24 to 36 months, depending on the reason his employment is terminated. In the event there is a change in control and within the eighteen-month period following the change in control, Mr. Bond's employment is terminated for any reason, Mr. Bond is entitled to receive a lump sum payment equal to two times his base salary plus two times the bonus received in the immediately preceding fiscal year. Mr. Bond and Central Parking also are parties to a Performance Unit Agreement pursuant to which Mr. Bond was issued 267,750 shares of Common Stock under Central Parking's 1995 Restricted Stock Plan, together with the right to receive until his normal retirement or, if earlier, the date of termination of his employment, additional shares of restricted Common Stock in an amount determined by a formula based upon Central Parking's performance over such period. The shares were granted in lieu of the Company's obligations to Mr. Bond under a previous agreement. The value of the restricted shares was $3,745,823 on September 30, 2001.

DIRECTOR COMPENSATION

     Non-employee directors of Central Parking receive a fee of $6,000 and $1,000 worth of restricted stock for each regular board meeting attended and a fee of $1,000 for all other special meetings attended. Under the 1995 Nonqualified Stock Option Plan for Directors, an option to acquire 11,250 shares is granted to each director upon his initial election to the Board and an option to purchase 5,000 shares of Common Stock is awarded to each director serving on the Board on the last day of Central Parking's fiscal year who has served in such capacity for at least six months during the fiscal year. Directors who are employees of Central Parking or its affiliates do not receive additional compensation for services as a director of Central Parking. All directors are reimbursed for actual expenses incurred in connection with attending meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     During Central Parking's fiscal year ended September 30, 2001 ("fiscal 2001"), the Board held four meetings. The Board has the following committees:
Audit, Compensation, Nominating and Disinterested Shareholders. During fiscal 2001, the Audit Committee held five meetings and the Compensation Committee held one meeting. The Nominating Committee and the Disinterested Shareholders Committee did not meet. During fiscal 2001, all of the current directors of Central Parking attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served, except Mr. Katz.

     The Compensation Committee, which is comprised of Messrs. Benjamin, Conlee and Katz and Mrs. Stadler, is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Central Parking, considering and making grants and awards under and administering Central Parking's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and overseeing Central Parking's various other compensation and benefit plans.

     The Audit Committee, which is comprised of Messrs. Nelson, O'Neil and Sinkfield, is responsible for overseeing the auditing procedures and financial reporting of Central Parking, reviewing the general scope of Central Parking's annual audit and the fees charged by Central Parking's independent certified public accountants, receiving, reviewing and accepting the reports of Central Parking's independent certified public accountants, and overseeing Central Parking's systems of internal accounting and management controls.

     The Nominating Committee, which is responsible for identifying and recommending to the Board nominees for director, is comprised of Messrs. Carell, Conlee and Benjamin. The Nominating Committee will consider nominations made by shareholders if they are submitted in writing to the Corporate Secretary and are in accordance with the Company's nominating procedures.

     The Disinterested Stockholders Committee, which is responsible for reviewing related party transactions, is comprised of Messrs. O'Neil and Sinkfield.

COMPENSATION PURSUANT TO PLANS

  1995 Incentive and Nonqualified Stock Option Plan for Key Personnel

     The Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel is described under Proposal II.

  1995 Restricted Stock Plan

     In August 1995, Central Parking's Board of Directors and shareholders adopted the Restricted Stock Plan under which restricted shares of Common Stock are available for grant to directors, officers and other key employees and consultants of Central Parking and its subsidiaries. The plan is administered by the Board of Directors or a committee designated by the Board, which has the authority to select participants, make stock awards, determine the size and terms of stock awards (subject to the terms of the plan) and to make other determinations with respect to the plan. A participant vests in shares awarded under the plan in accordance with the vesting schedule determined by the Board (or the committee designated by the Board to administer the plan), except that a participant vests fully in any shares awarded under the plan in the event of a change of control, as defined in the plan. As of September 30, 2001, one executive officer (who is also a board member), seven non-employee directors and three key employees held a total of 284,590 shares under the Restricted Stock Plan. The Restricted Stock Plan allows for the issuance of up to 3,817,500 shares of Common Stock, in the aggregate, when taken together with shares available for grant under the Key Personnel Plan. Each non-employee director receives a restricted stock award of $1,000 worth of restricted stock for attendance at each Board Meeting.

  1995 Nonqualified Stock Option Plan for Directors

     In August 1995, Central Parking's Board of Directors and shareholders adopted the 1995 Nonqualified Stock Option Plan for Directors under which nonqualified options to purchase an aggregate of 475,000 shares of Common Stock are authorized for grant to non-employee directors of Central Parking. Under the plan, options to acquire 11,250 shares of Common Stock are granted to each non-employee director upon the date of his or her initial election to the Board of Directors. Additionally, each non-employee director serving on the Board on the last day of Central Parking's fiscal year who has served in such capacity for at least six months during the fiscal year automatically receives options to acquire 5,000 shares of Common Stock. Vested options generally are exercisable for a period of three months after a holder ceases to serve as a director of the Company. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2001, directors held options to purchase an aggregate of 182,000 shares of Common Stock.

  1996 Employee Stock Purchase Plan

     The Company maintains an employee stock purchase plan that qualifies under
Section 423 of the Internal Revenue Code and permits substantially all of Central Parking's domestic employees (including executive officers) to purchase shares of the Company's Common Stock. The plan authorizes the issuance of up to 450,000 shares of Common Stock. As of September 30, 2001, 319,766 shares had been issued under this plan. Participating employees may purchase Common Stock at a purchase price equal to 85% of the lower of the fair market value of the Common Stock at the beginning or the end of the participation period. Participation periods are annual and begin on April 1 of each year. Employees may designate up to 10% of their annual salary (up to a maximum of $25,000) for the purchase of Common Stock under the plan. A total of 71,227 shares were issued at a purchase price of $15.47 per share to 1,154 employees in the most recent plan year, which ended on March 31, 2001.

  Profit Sharing and 401(k) Savings Plan

     Under the Central Parking System Profit Sharing and 401(k) Savings Plan, the Company matches 100% of each participant's pre-tax contributions up to 3% of compensation and matches 50% of the next 2% of compensation. All matching contributions are 100% vested when made. Substantially all of Central Parking's full-time domestic employees (including all executive officers) are eligible to participate in the plan. The plan also allows profit sharing contributions to be made by the Company. The Company determines the amount of profit sharing contributions, if any, it will contribute to the plan each year. Profit sharing contributions are allocated among participants based on years of service and total compensation (up to $170,000). Profit sharing contributions generally vest after five-years of service. Company contributions to the plan totaled $2.2 million for fiscal 2001, comprised entirely of company matching contributions. No profit sharing contributions were made for fiscal 2001.

  Deferred Stock Unit Plan

     The Deferred Stock Unit Plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, key employees designated to participate in the plan can defer from 5% to 50% of total cash compensation. Amounts deferred under the plan are converted into stock units. The Company matches participant's deferrals as follows: the first 20% of total compensation deferred is matched at a rate of 25% and deferrals in excess of 20% of total compensation are matched at a rate of 50%. Company matches are in the form of additional stock units, which vest on a pro rata basis over a four-year period. For deferrals during the fiscal year, stock units are credited monthly based on the closing price of the Company's common stock on the last trading day in the month. For deferrals from the annual bonus paid following the end of the fiscal year, stock units are credited based on the average of the twelve monthly closing prices used to credit stock units during the fiscal year. A participant's stock unit account is paid to the participant or his designee upon the participant's retirement, death, termination of employment, commencement date selected by the participant at the time the participant elects to make the deferral, or a change in control (as defined in the plan) of the Company. Thirteen executive officers are participants in the plan.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Board reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers. The Committee, which was established in August 1995, held one meeting during the fiscal year ended September 30, 2001.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Company modified its compensation policies in fiscal 2001 to correlate compensation more closely with individual performance and to align senior executives' interests more closely with the interests of its shareholders. The Company's compensation program for senior executives consists of base salary, a performance-based bonus and stock options.

     The Company's compensation philosophy is to differentiate the compensation awarded to its executives and other employees by rewarding superior performance. As a result, salary adjustments, bonuses and stock options are now more directly linked to individual performance. In addition, the Company seeks to align senior executives' interests more closely with the interests of its shareholders by increasing the equity component of its compensation program. The equity component consists primarily of stock options granted under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel.

     The Company seeks to compensate its executives at or above industry levels, in order to recruit and retain the best available executives. The Company has determined that the cash compensation of its senior executives is competitive. As a result, no increases in cash compensation are planned for fiscal 2002. The Company has, however, increased the number of options awarded to senior executives to move towards a more balanced reward system. The additional options awarded include a special grant of options with accelerated vesting based on the achievement of price targets for the Company's common stock within specified time frames.

     The Company introduced a new bonus program in fiscal 2001. The purpose of the new program is to introduce more diversity into the program and to reward successful delivery of results in each key business driver area. Each participant is assigned a target bonus based upon responsibility level. For the Company's executives with direct responsibility for operations, the bonus is based on the achievement of specified targets in the following areas: revenue, operating margin improvement, general and administrative expense management, new/lost revenue ratio, new/lost management fee ratio and operating income. For the Company's senior staff executives, the bonus is based on the achievement of specified objectives within their areas of responsibility and targeted earnings for the Company. For each measurement area, a range of results has been established which create a possible bonus ranging from a low of zero to a high of double the target bonus (from zero to 200% of target).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     William J. Vareschi, the Company's Vice Chairman and Chief Executive Officer, has an employment agreement with the Company that provides for a base salary of $600,000, and a target bonus of $600,000; provided that for fiscal years 2001 and 2002, the bonus shall be not less than $400,000 (pro-rated for fiscal 2001).

     THIS REPORT IS SUBMITTED BY WILLIAM S. BENJAMIN, CECIL CONLEE, LEWIS KATZ, AND JULIA C. STADLER, BEING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD DURING THE 2001 FISCAL YEAR.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Benjamin, Conlee, Katz, O'Neil, and Mrs. Stadler served as members of the Compensation Committee of the Company's Board of Directors during fiscal 2001. Mr. Katz has certain business relationships with the Company. See "Certain Transactions". No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                             AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001, with management and KPMG LLP, the Company's independent auditors (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG as the Company's independent auditors for fiscal 2002.

     The members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

                                                 AUDIT COMMITTEE:
                                                 Ed Nelson, Chairman
                                                 William O'Neil
                                                 Richard Sinkfield

                              CERTAIN TRANSACTIONS

     The Company leases two properties from an entity 50% owned by Monroe Carell, Jr., the Company's Chairman and Chief Executive Officer, and 50% owned by Mr. Carell's three daughters, including Julia Carell Stadler, a director. The leases, which were entered into in 1995, are for a term of ten years and provide for base rent of $290,000 plus percentage rent. Total rent expense for fiscal 2001, including percentage rent, was $355,000. In addition, the Company will receive 25% of the gain in the event of a sale of these properties during the term of the leases. Management believes such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons.

     The Company purchased, in 1992, the contract rights to manage 103 parking facilities owned, leased or managed by an unrelated parking company, for $8 million. In connection with this transaction, Mr. Carell made certain representations and personally guaranteed certain obligations of the Company. In 1995, the Company indemnified Mr. Carell against costs related to his guarantee of these obligations. In May 2000, the Company entered into an agreement under which it may acquire additional contract rights from the unrelated parking company. The potential purchase of these rights is supported by a letter of credit in the amount of $15 million in favor of the seller or its assignee. This letter of credit has been provided by Mr. Carell. The Company's indemnity obligations to Mr. Carell in connection with this transaction have been expanded to include costs related to the letter of credit. The Company also has agreed to replace this letter of credit under certain circumstances.

     In connection with the Company's acquisition of Kinney System Holding Corp. ("Kinney") in February 1998, the Company entered into a consulting agreement with Lewis Katz, one of the principal shareholders of Kinney and a director of the Company since May 1998. Under this agreement, Mr. Katz is entitled to receive a base consulting fee of $200,000 a year beginning in February 1999 and continuing for a period of four years. The agreement also provides certain incentives to Mr. Katz to seek new business opportunities for the Company. In this regard, Mr. Katz is entitled to receive a "participating consulting fee" equal to 10% of "adjusted operating income," as defined in the agreement, from the operation of any new leased or managed parking facilities that Mr. Katz secures for the Company. This participating consulting fee, which is to be paid for a period of five years from the commencement date of the parking facility, is to be paid only to the extent adjusted operating income from these new locations exceeds $200,000. In fiscal 2001, Mr. Katz received $200,000 under the consulting agreement.

     A subsidiary of the Company entered into a limited partnership agreement with Arizin Ventures, L.L.C. ("Arizin"), a company owned by Lewis Katz, in the fiscal year ended September 30, 1999. The Company serves as the general partner of the partnership and Arizin serves as the limited partner. Under the partnership agreement, Mr. Katz has agreed to seek new business opportunities in the form of leases and management contracts to operate parking facilities as well as renewals of existing leases and contracts as requested by the Company. The Company operates all of the partnership's parking facilities. The Company owns 70% of the partnership and Arizin owns 30%. The partnership agreement provides that the net profit or loss of the partnership equals the combined lot level profit of each of the parking facilities operated by the partnership. Katz receives an administrative fee of $50,000 per quarter as long as he remains active in seeking new contracts or renewals for the partnership. Cash flow, after expenses, is distributed to the partners semi-annually. Mr. Katz is not entitled to receive the "participating consulting fee" under his consulting agreement (described above) for any opportunities presented to the partnership. The partnership agreement provides that the Company has the right to purchase Katz' interest in the partnership at fair market value in certain circumstances, including Katz' death or incapacity. Fair market value will be determined by independent appraisal. Arizin received $391,000 from the partnership in fiscal 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2001, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

               PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 2003 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting must submit the proposal to the Company no later than September 17, 2002. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than December 18, 2002. Shareholders should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                    AUDITORS

     The firm of KPMG LLP has served as the Company's independent public accountants since September 30, 1991, and has been selected to serve in such capacity for the fiscal year ended September 30, 2002. A representative of KPMG LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if such representative so desires.

                                 AUDITOR'S FEES

     Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's consolidated annual financial statements for the year ended September 30, 2001 and the limited reviews of the condensed financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during fiscal 2001 were $485,000.

     Financial Information Systems Design and Implementation Fees. KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during fiscal 2001.

     All Other Fees. The aggregate fees billed for all other services rendered to the Company by KPMG LLP in fiscal 2001, including tax related services, total $189,550.

     The audit committee of the board of directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditors's independence.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

     The graph below compares the total cumulative return of the Company's Common Stock with the securities of entities comprising the S&P 500 Index and S&P Specialized Services Index. Cumulative return assumes $100 invested in the Company or the respective index on October 10, 1995, with no dividend reinvestment. Since there is no industry Peer Group, the Company utilized the S&P Specialized Services Index. The graph presents information since the Company's initial public offering date, October 10, 1995, to September 30, 2001.

                                                                                                                   S&P
                                                     CENTRAL PARKING                                       COMMERCIAL/CONSUMER
                                                       CORPORATION                   S&P 500                    SERVICES
                                                     ---------------                 -------               -------------------
9/30/96                                                    100                         100                         100
9/30/97                                                    145                         140                         116
9/30/98                                                    233                         153                          81
9/30/99                                                    136                         196                          83
9/30/00                                                     92                         222                          58
9/30/01                                                     65                         163                          71

                                                                       EXHIBIT A

        AMENDMENT TO THE CENTRAL PARKING CORPORATION 1995 INCENTIVE AND
                NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL

     The Central Parking Corporation 1995 Incentive and Nonqualified Stock Option Plan (the "Plan") is hereby amended by deleting Section 3 of the plan in its entirety and replacing such section with the following:

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance under the Plan and under the Corporation's 1995 Restricted Stock Plan an aggregate of 7,317,500 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, reorganization, merger, consolidation, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

PROXY                      CENTRAL PARKING CORPORATION                     PROXY
               ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 19, 2002
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Monroe J. Carell, Jr. and William J. Vareschi, Jr., or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Tuesday, February 19, 2002, at 10:00 a.m. Central Standard Time, at the Company's headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY to vote for all nominees
      (except as marked to the contrary below)          listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK
                  THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   Monroe J. Carell, Jr., William J. Vareschi, Jr., James H. Bond, William S.
             Benjamin, Cecil Conlee, Lewis Katz, Edward G. Nelson,
     William C. O'Neil, Jr., Richard H. Sinkfield and Julia Carell Stadler.

(2) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 3.5 MILLION SHARES OF COMMON STOCK:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(3) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING:

      [ ] FOR DISCRETION        [ ] AGAINST DISCRETION        [ ] ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE 1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                Dated:                    , 2002
                                                  -------------------------

                                                --------------------------------

                                                Dated:                    , 2002
                                                  -------------------------

                                                --------------------------------
                                                Signatures of shareholder(s)
                                                should correspond exactly with
                                                the names printed hereon. Joint
                                                owners should each sign
                                                personally. Executors,
                                                administrators, trustees, etc.,
                                                should give full title and
                                                authority.